EXHIBIT 10.47




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                               TERM LOAN AGREEMENT

                            THE CHESTNUT PARTNERSHIP,
                                AS THE BORROWER,


                                       AND


                      THE CHESTNUT REAL ESTATE PARTNERSHIP,
                               LCS HOLDINGS, INC.,
                       LIFE CARE SERVICES CORPORATION, AND
                     HOME HEALTH CARE SERVICES CORPORATION,
                                 AS GUARANTORS,


                                       AND


                     NORWEST BANK IOWA, NATIONAL ASSOCIATION
                                     AS BANK


                                   DATED AS OF
                                  JULY 3, 1997

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                               TERM LOAN AGREEMENT


TERM LOAN AGREEMENT ("Agreement") dated as of July 3, 1997, among THE CHESTNUT PARTNERSHIP, a Maryland general partnership (the "Borrower"), NORWEST BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank") and THE CHESTNUT REAL ESTATE PARTNERSHIP, a Maryland General partnership ("CREP"), LCS HOLDINGS, INC., an Iowa corporation ("LCS"), LIFE CARE SERVICES CORPORATION, an Iowa corporation ("LCSC") and HOME HEALTH CARE SERVICES CORPORATION, an Iowa corporation ("HHC"). (CREP, LCS, LCSC and HHC are each herein also referred to as a "Guarantor", and together as the "Guarantors".)

                                 R E C I T A L S

         WHEREAS, the Borrower has certain rights with respect to the development and operation of the real property more particularly described in Exhibit A attached hereto and CREP is the owner of such property (the "Property"); and

         WHEREAS, the Borrower has constructed on such real property certain existing improvements known as the Blakehurst Retirement Community (the "Project") Phase I of which, consisting of 177 residential units, 36 comprehensive care beds and 14 domiciliary units ("Phase I") was constructed and financed in part with the proceeds of two 1992 public bond issues which total $14,000,000 (the "1992 Series Bonds"); and

         WHEREAS, the issuance and repayment and other conditions of the 1992 Series Bonds are governed by the provisions of a May 1, 1992 Trust Indenture between the Borrower and Boatmen's National Bank Des Moines (the "Bond Trustee"), as supplemented by that certain August 1, 1992 First Supplemental Trust Indenture between the Borrower and the Bond Trustee (collectively, the "Trust Indenture"); and

         WHEREAS, the repayment of the 1992 Series Bonds is secured both by the lien evidenced and granted by a May 28, 1992 Indemnity Deed of Trust covering the Property granted from CREP to trustees for the Bond Trustee (the "Bond Mortgage") and by the security interests covering other aspects of the Project granted by the Borrower or CREP to the Bond Trustee by a number of instruments collectively defined under the Trust Indenture as the "Additional Security Documents" (the "Additional Security Documents"); and

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         WHEREAS, Section 3.10(d) of the Trust Indenture permits the Borrower to incur additional debt for the purchase, construction or other acquisition of additions or improvements to the Project, with such additional debt to be PARI PASSU and equally and ratably secured with the 1992 Series Bonds by the lien of the Bond Mortgage and the security interests of the Additional Security Documents, provided that certain conditions specified by the Trust Indenture are satisfied (any such debt, the "Additional Parity Debt");

         WHEREAS, consistent with the Trust Indenture, the Borrower now intends to construct 35 new independent living units and additional community support improvements to the Project (the "Phase III Improvements") and

         WHEREAS, the Borrower has requested the Bank to make a term loan (the "Loan") to the Borrower in an aggregate amount not to exceed $1,900,000, the proceeds of which shall be Additional Parity Debt and which are to be used to defray a portion of the costs it will incur in developing and constructing the Phase III Improvements; and

         WHEREAS, the Guarantors desire the Loan to be made and are willing to unconditionally guarantee the Loan; and

         WHEREAS, consistent with the Trust Indenture, Borrower and Guarantors are willing to both incur the debt represented by the Loan as Additional Parity Debt on a PARI PASSU basis with the 1992 Series Bonds and to secure the Loan equally and ratably with the Bond Mortgage and the Additional Security Documents; and

         WHEREAS, the Bank is willing to make the Loan to the Borrower on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

SECTION 1. DEFINITIONS

1.1 DEFINED TERMS. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings unless the context otherwise requires:

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"ACCELERATION" means the declaration of all Liabilities of the Borrower hereunder to be immediately due and payable following an Event of Default in accordance with the provisions of Sections 9 and 10 hereof.

"ADMISSION FEE ESCROW AGREEMENT (PHASE I)" shall mean the Amended and Restated Admission Fee Escrow Agreement - Phase I dated as of July 18, 1996, between the Borrower and the Escrow Agent, as the same may be amended, modified, or supplemented from time to time in compliance with the provisions of the Loan Documents.

"ADMISSION FEE ESCROW AGREEMENT (PHASE III)" shall mean the Admission Fee Escrow Agreement dated as of April 24, 1996, between the Borrower and the Escrow Agent, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents. The said agreement relates the Phase III Improvements but is titled as "Phase II" for regulatory reasons.

"AGREEMENT" means this Term Loan Agreement, as it may be amended, modified or supplemented from time to time.

"APPRAISAL" shall mean a market value appraisal (including updates or reappraisals that the Bank might require in its sole discretion) to be ordered by the Bank showing the fair market value of the Mortgaged Property and the Facility, such appraisals to be made by an appraiser acceptable to the Bank and in accordance with the Uniform Standards of Professional Appraisal Practices, and which shall be satisfactory to, and subject to approval by, the Bank.

"ASSIGNMENT OF RESIDENCY AGREEMENTS" shall mean the Assignment of Residency Agreements and Revenues dated the date hereof and given by the Borrower and CREP to the Bank as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

"ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or any external counsel.

"BANK" means Norwest Bank Iowa, National Association.

"BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank, as its "base rate." (The "base rate" is a rate set by Bank based upon various factors including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above,

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or below such announced rate.) Any change in the base rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

"BOND DOCUMENTS" shall mean the Trust Indenture and all other documents and agreements executed and delivered to secure and support the Bond Financing.

"BOND FINANCING" shall mean the permanent financing entered into with respect to the Facility pursuant to the Trust Indenture and the other Bond Documents.

"BOND MORTGAGE" shall mean the Indemnity Deed of Trust granted by CREP in favor of the Bond Trustee as a part of the Bond Financing.

"BOND TRUSTEE" shall mean Boatmen's National Bank Des Moines, a national banking association.

"BORROWER" shall mean The Chestnut Partnership, a Maryland General Partnership.

"BORROWING DATE" shall mean any date on which the Bank makes a Loan Advance under this Agreement.

"BUSINESS DAY" shall mean any day on which the Bank's commercial lending department is open for business.

"CAPITAL REPLACEMENT RESERVE ESCROW AGREEMENT" shall mean the Capital Replacement Reserve Escrow Agreement, dated as of August 2, 1993 between the Borrower and First National Bank of Maryland, as Escrow Agent, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

"CERTIFICATE OF COMPLETION" shall mean a certificate signed by the architect for Project stating that the Project has been completed in substantial conformity with the Plans.

"CLOSING DATE" shall mean such date on or before December 31, 1997 as the Borrower shall specify on not less than 10 days' prior written notice to the Bank, at which all conditions to the Initial Loan Advance shall be met, and the Initial Loan Advance shall be made upon satisfaction of such conditions.

"COLLATERAL" shall mean the Mortgaged Property, and any other property of the Borrower or any Guarantor with respect to which the Borrower or Guarantor has at any time granted a security

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interest or lien pursuant to any Loan Document, or otherwise, to secure the payment of the Loan, the Note, the Guaranty and all amounts due the Bank under this Agreement, and the performance of the Borrower's and Guarantors' obligations under this Agreement.

"COLLATERAL DOCUMENTS" shall mean the Mortgage, the Security Agreement, the Assignment of Residency Agreements, the Facility Agreements Assignment, the Escrow Assignment, the UCC Financing Statements, and any other agreement, document, instrument, modification, or amendment to any Collateral Document, pursuant to which the Borrower or any Guarantor has at any time granted the Bank a Lien on Property to secure payment of the Loan, the Note, the Guarantee or any amounts due the Bank under this Agreement, or to secure the performance of the Borrower's or Guarantors' obligations under this Agreement, or to perfect any such Lien.

"COMPLETION APPROVALS" shall mean all licenses, certificates of occupancy, inspection approvals or other approvals required by any Government Authority which are necessary to the full use, occupancy and operation of the Facility after completion of the Phase III Improvements.

"COMBINED" shall mean accounts, assets, liabilities and items of income and expense, as the case may be, of any Person combined together with such items of another Person for presentation in accordance with GAAP.

"COMBINED CASH FLOW OF BORROWER AND CREP" shall mean, in respect of the twelve month period immediately preceding the date of such determination, Combined Net Income of Borrower and CREP plus (i) to the extent deducted in determining Combined Net Income of Borrower and CREP for such a period (a) depreciation on property taken during such period as determined on a Combined basis in accordance with GAAP, (b) amortization in respect of property taken during such period as determined on a Combined basis in accordance with GAAP and (c) interest expense accrued during such period plus (minus) (ii) to the extent taken into account in determining Combined Net Income of Borrower and CREP during such period, provisions for income tax expense (benefit) during such period as determined on a Combined basis in accordance with GAAP plus (minus)
(iii) net increases (decreases) during such period in nonrecourse, non-amortizing loans from residents or life insurance companies to Borrower or CREP.

"COMBINED COVERAGE AMOUNT OF BORROWER AND CREP" shall mean, in respect of the twelve month period immediately preceding the date of such determination, the sum of all (a) interest expense on Indebtedness of Borrower and CREP accrued during such period plus (b) the aggregate principal amount due and owing during such period on all Indebtedness of Borrower and CREP.

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"COMBINED NET INCOME OF BORROWER AND CREP" shall mean, in respect of the twelve month period immediately preceding the date of such determination, the net after tax income of Borrower and CREP (excluding extraordinary gains and losses from sales, exchanges, and other dispositions of property not in the ordinary course of business) as determined on a Combined basis in accordance with GAAP.

"CONSENT AND SUBORDINATION AGREEMENT" shall mean the Consent and Subordination Agreement dated the date hereof and given by Borrower to Bank, subordinating its rights and interests in the Project to the Mortgage.

"CONTINENTAL" shall mean Continental Care, Inc., a Maryland Corporation.

"CREP" shall mean The Chestnut Real Estate Partnership, a Maryland general partnership.

"DEVELOPMENT AGREEMENT" shall mean the Development Agreement, dated June 3, 1988, between the Borrower and LCSC, as amended by Amendments to Development Agreement, dated as of December 30, 1994, October 30, 1996 and February 17, 1997 among the Borrower, LCSC, Rosedale, and Continental and with LCSD being a party to the 1996 and 1997 amendments, and as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

"EFFECTIVE RESIDENCY AGREEMENT" shall mean a Residency Agreement which is in full force and effect, for which any statutory right of rescission has expired and for which an entrance fee deposit in an amount not less than ten percent (10 %) of the total entrance fee shall have been made by the resident thereunder and deposited in escrow pursuant to the Entrance Payments Escrow Agreement.

"ENVIRONMENTAL INDEMNITY AGREEMENT" shall mean the Environmental Indemnity Agreement dated the date hereof given by the Borrower, CREP, LCS, LCSC and HHC to Bank as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

"ENTRANCE PAYMENTS"shall mean payments by residents or prospective residents for rights to occupy units located within the Property.

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"ENTRANCE PAYMENTS ESCROW AGREEMENTS" shall mean, collectively, the Admission
Fee Escrow Agreement (Phase I), the Admission Fee Escrow Agreement (Phase III), the Health Center Resident Loans Escrow Agreement and the Wait List Escrow Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect form time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

"ERISA AFFILIATE" means any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

"ERISA PLAN" shall mean any benefit plan of Borrower or any ERISA Affiliate which is subject to ERISA.

"ESCROW AGENT" shall mean The First National Bank of Maryland, a national banking association.

"ESCROW AGREEMENTS" shall mean, collectively, the Entrance Payments Escrow Agreements and the Capital Replacement Reserve Escrow Agreement

"ESCROW ASSIGNMENT" shall mean the Assignment of Escrow Agreements given by the Borrower to the Bank, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, together with the consent of the Escrow Agent.

"EVENT OF DEFAULT" shall mean any of the events of default set forth in Section 9 of this Agreement.

"FACILITY" shall mean the Improvements on the land and the development and operation of such Improvements.

"FACILITY AGREEMENTS ASSIGNMENT" shall mean the Collateral Assignment of Development Agreement, Management Agreement and Operating and Use Agreement given by the Borrower to the Bank as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, together with the consents of CREP, LCSC, LCSD, Rosedale and Continental.

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"FINANCIAL STATEMENTS" shall mean the financial statements listed in Schedule
4.6.

"GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the most recent annual financial statements of the Borrower and the Guarantors furnished to Bank and referred to in Section 4.6 hereof; provided, that (a) in making determinations on a consolidated basis with respect to a Person and its Subsidiaries, such consolidation shall be a proportionate consolidation and shall include all Subsidiaries, and (b) in making determinations of the aggregate Indebtedness of a Person and its Subsidiaries, any Indebtedness of such Person or any such Subsidiary described in clause (i) of the definition of Indebtedness herein shall be treated as if such Person or such Subsidiary were an Obligor with respect to such Indebtedness.

"GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"GOVERNMENTAL BODY" shall mean any foreign, federal, state, municipal, or other government, or any department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any court or arbitrator.

"GUARANTORS" shall mean CREP, LCS, LCSC and HHC, and "Guarantor" shall mean any one of them.

"GUARANTY" shall mean the Guaranty Agreement dated the date hereof given by the Guarantors to the Bank, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

"HAZARDOUS SUBSTANCES" shall have the meaning assigned to that term in Section
1.02 of the Mortgage.

"HHC" shall mean Home Health Care Services Corporation, an Iowa corporation.

"HEALTH CARE RESIDENT LOANS ESCROW AGREEMENT" shall mean the Health Care Resident Loans Escrow Agreement dated as of July 18, 1996, between the Borrower and the Escrow Agent, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

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"IMPROVEMENTS" shall mean, collectively, the Phase I and II Improvements and the
Phase III Improvements.

"INDEBTEDNESS" shall mean, as to any Person, all items of indebtedness, obligation, or liability of that Person, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation: (a) all indebtedness guaranteed, directly, or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (b) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:
(1) to purchase the indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor; (c) all indebtedness secured by (or for which the holder of the indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, Lien, security interest, or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; (d) all indebtedness incurred as the lessee of services, personal property, or real property under a lease reflected in the lessee's balance sheet under GAAP; and (e) all indebtedness incurred as the lessee of services, personal property, or real property under a lease that should not be reflected in the lessee's balance sheet under GAAP.

"INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement of even date herewith among the Bank and the Bond Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, together with the Acknowledgments of the Borrower and CREP.

"LAND" shall mean that certain tract or parcel of land described in Exhibit A hereto.

"LCS" shall mean LCS Holdings, Inc., an Iowa corporation.

"LCSC" shall mean Life Care Services Corporation, an Iowa corporation.

"LCSD" shall mean LCS Development Corp., an Iowa corporation.

"LEASE" shall have the meaning assigned to that term in the Assignment of Residency Agreements.

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"LIABILITIES" means all obligations of the Borrower hereunder and under each other Loan Document to the Lenders, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due.

"LIBOR RATE" means for any LIBOR Interest Period the per annum rate (rounded upwards, if necessary, to the nearest 1/16th of I percent) which is the British Bankers Association interest settlement rate published on the Dow Jones Telerate Screen at approximately 11: 00 a.m. London time on the day which is two London Banking Days prior to the first day of the LIBOR Interest Period as the rate in the London interbank market for U.S. dollar deposits having a term comparable to the LIBOR Interest Period and in an amount comparable to the principal amount of the Loan with respect to which the LIBOR Rate is being determined for that LIBOR Interest Period.

"LIEN" shall mean any mortgage, pledge, assignment, lien, charge, encumbrance, or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement.

"LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Guaranty, the Mortgage, the Security Agreement, the Assignment of Residency Agreements, the Facility Agreements Assignment, the Environmental Indemnity Agreement, the Escrow Assignment, the Consent and Subordination Agreement, the Subordination Agreement, the Intercreditor Agreement and any and all other instruments, agreements and documents delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans, as the same may be amended, modified or supplemented form time to time in accordance with their respective terms.

"LOAN MATURITY DATE" shall have the meaning set forth in Section 2.5 of this Agreement.

"LOAN TERMINATION DATE" means the earliest to occur of (a) the Loan Maturity Date, (b) the termination of the Loan Commitment hereunder or (c) an Acceleration.

"LOAN TRUSTEES" shall mean Paul R. Tyler and Richard A. Malm, as trustees under the Mortgage for the benefit of the Bank.

" LOANS" shall mean the Loan Advances and the Loan.

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"LONDON BANKING DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in London, England are authorized or required by law to close.

"MORTGAGE" shall mean the Indemnity Deed of Trust and Security Agreement dated the date hereof and given by CREP to the Bank to secure the Guaranty, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

"MORTGAGED PROPERTY" shall mean the Land and the Facility.

"OPERATING AND USE AGREEMENT" shall mean the Operating and Use Agreement (Blakehurst), dated as of April 1, 1992, between the Borrower and CREP, as the same may be amended, modified or supplemented in compliance with the provisions of the Loan Documents.

"PARTNERSHIP AGREEMENT" shall mean the complete Partnership Agreements of Borrower and CREP.

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"PERMITTED SUBSTANCES" shall have the meaning assigned to that term in Section
1.02 of the Mortgage.

"PERSON" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

"PHASE I AND II IMPROVEMENTS" shall mean the first two phases of a licensed, continuing care retirement community commonly known as the Blakehurst Retirement Community consisting of one hundred seventy-seven (177) independent living units, a health center building containing fifty (50) beds, a clubhouse, an arts and crafts studio, a woodworking shop, an auditorium and incidental improvements and amenities which have been constructed upon the Land, together with all equipment, fixtures and other personal property attached thereto or used in connection therewith.

"PHASE III IMPROVEMENTS" shall mean the third phase of the Blakehurst Retirement Community consisting of thirty-five (35) independent living units, a swimming pool with whirlpool and locker

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rooms, an exercise room, additional surface parking, twelve (12) detached garage units and nineteen (19) under-building garages, together with all equipment, fixtures and other personal property attached thereto or used in connection therewith.

"PLANS" shall mean the final plans and specifications for the construction of the Phase III Improvements on the Land.

"PROJECT" shall mean the design and construction of the Phase III Improvements on the Land, the development and operation of the Phase III Improvements and the financing of such acquisition, design, construction, development and operation.

"PROPERTY" shall mean, collectively, the Land, the Improvements and the other tangible property covered by the Mortgage and the Security Agreement.

"RESIDENCY AGREEMENTS" shall mean all contracts between the Borrower and prospective residents of the Project relating to the acquisition by such residents of a revocable license to occupy independent living units in the Projects and "Residency Agreement" shall mean any one of them.

"RESIDENTS' LOANS" shall mean the loans made to the Borrower pursuant to the Residency Agreements.

"RESIDENTS' LOAN DOCUMENTS" shall mean all documents and agreements executed and delivered to secure and support the Residents' Loans.

"RESPONSIBLE OFFICER" of a Person shall mean the president, treasurer or chief financial officer of the Person.

"ROSEDALE" shall mean Rosedale Care, Inc., a Maryland Corporation.

"SECURITY AGREEMENT" shall mean the Security Agreement dated the date hereof and given by the Borrower to the Bank to secure the Note, as the same may be amended, modified or supplemented in accordance with the terms thereof.

"SUBORDINATION AGREEMENT" shall mean the Amended and Restated Subordination Agreement of even date herewith among the Borrower, CREP, the First National Bank of Maryland, as trustee, the Bond Trustee, Paul R. Tyler and Richard A. Malm, as trustees, John Obzud, as trustee) and

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Bank as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

"SUBSIDIARY" means any Person or in which a Person owns directly or indirectly 50 percent or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other incorporated organization.

"TITLE COMPANY" shall mean Chicago Title Insurance Company.

"TITLE POLICY" shall mean the policy of title insurance issued by the Title Company to the Bank, insuring the Mortgage as required by Section 5.7 of this Agreement.

"TRUST INDENTURE" shall mean the Trust Indenture, dated as of May 1, 1992, between Borrower and the Bond Trustee, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

"UCC FINANCING STATEMENTS" shall mean the UCC Financing Statements, in form and substance satisfactory to the Bank, describing the Collateral and naming the Borrower and CREP as debtors and the Bank as secured party in form satisfactory for filings as to each debtor with the Secretary of State of Maryland and in the office of records of Baltimore County, Maryland.

"UNFUNDED LIABILITIES" means with regard to any Plan, the excess of the current value of the Plan's benefits guaranteed under ERISA over the current value of the Plan's assets allocable to such benefits.

"UNMATURED EVENT OF DEFAULT" means any event or condition which, with the lapse of time or giving of notice to the Borrower or both, would constitute an Event of Default.

"WAIT LIST ESCROW AGREEMENT" shall mean the Amended and Restated Wait List Escrow Agreement dated as of July 18, 1996, between the Borrower and Escrow Agent, as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

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1.2 CONSTRUCTION OF TERMS. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural. A Section, an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof", "herein" "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.


SECTION 2. AMOUNT AND TERMS OF LOAN.

2.1 AMOUNT. Subject to the terms and conditions of this Agreement, the Bank agrees to make the loan in three or fewer equal advances at Borrower's option (each one a "Loan Advance" and the first advance the "Initial Loan Advance" and the last loan advance the "Final Loan Advance"), in an aggregate principal amount of not more than One Million Nine Hundred Thousand and 00/100ths Dollars ($1,900,000.00) (the "Maximum Loan Amount").

2.2 NOTE. The loan shall be evidenced by a single properly executed promissory note of the Borrower in the amount of One Million Nine Hundred Thousand and 00/100ths Dollars ($1,900,000.00) substantially in the form of Exhibit B attached to this Agreement (completed with appropriate insertions) delivered to the Bank at the Bank's main office in Des Moines, Iowa (the "Note").

2.3 INTEREST.

         (a) RATE PRIOR TO DELINQUENCY. Except as provided below with respect to principal and interest not paid when due, the entire unpaid amount of the Loan made under this Agreement shall bear interest at a variable rate which is either the "Adjusted LIBOR Rate" or the "Adjusted Base Rate," selected as provided in
Section 2.3(b) of this Agreement.

"Adjusted Base Rate" means the per annum rate equal to the sum of one quarter of one percent (0.25 %) plus the Base Rate in effect from time to time. "Adjusted LIBOR Rate" means, for each LIBOR Interest Period, the per annum rate equal to the sum of three percent (3 %) per annum plus the LIBOR Rate as determined two London Banking Days prior to the commencement date of such LIBOR Interest Period and fixed at such rate for such LIBOR Interest Period.

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         (b) SELECTION OF RATE. The rate of interest on the Loan shall be the
Adjusted Base Rate and shall change as, and when the Base Rate changes effective, as of the opening of business on the date when a change in the Base Rate becomes effective unless Borrower shall give notice to the Bank at least two (2) Business Days prior to the start of any thirty (30), sixty (60), or ninety (90) day period of its election to select the adjusted LIBOR Rate to apply for any such period. A period subject to such a notice shall be a "LIBOR Interest Period". The Adjusted LIBOR Rate determined as provided in Section 2.3(a) shall apply during any LIBOR Interest Period.

         (c) DELINQUENT PAYMENT RATE. Any principal or interest with respect to the Loan not paid when due (whether at maturity, by Acceleration or otherwise) shall bear interest at a rate per annum equal to the Adjusted Base Rate plus four percent (4 %) from the date the Bank gives notice to the Borrower that interest is to accrue at such rate. The interest rate shall change as and when the Base Rate changes, effective as of the opening of business on the date on which a change in the Base Rate becomes effective, until paid.

         (d) BASIS OF COMPUTATION. All interest shall be determined on the basis of the unpaid balance due, from time to time, computed for the actual number of days elapsed on the basis of a year of 360 days.


2.4 PAYMENT

         (a) AMORTIZATION. Amortizing payments of principal and interest shall be made with the Loan on each March 31, June 30, September 30 and December 31 beginning with the first such date which occurs at least ninety (90) days after the last of the Loan Advances and until the Loan Termination Date. The first payment shall include accrued interest in full, plus a regular amortizing payment. The amount of each amortizing payment shall be calculated as of the date of the first payment and shall be the amount required to fully amortize all principal plus interest thereon in eighty equal quarterly payments assuming a fixed future rate of interest at the rate then applicable and payments calculated at the beginning of the interest period. The payment amount shall be recomputed on each December 31 thereafter using the rate in effect as of such date for payments in the following calendar year. The amortization calculation shall affect the payment amount only and shall not reduce or increase the accruals of interest as herein provided.

         (b) DELINQUENT INTEREST. Any interest due pursuant to Section 2.3(c) respecting delinquent payments is due as it accrues without notice or demand.

         (c) PAYMENT AT MATURITY. All principal and interest not previously paid shall be due and payable in full without notice or demand on the Loan Termination Date.

         (d) PLACE OF PAYMENT. All payments hereunder, including payments with respect to the Note, shall be made without set-off or counterclaim and shall be made to the Bank in immediately available funds prior to 12:30 p.m., Des Moines time, on the date due at the office of the Bank at 666 Walnut Street, Des Moines, IA 50309, or at such other place as may be designated by the Bank to the Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or any fees.

2.5 MATURITY. The Loan shall mature and the entire unpaid balance of principal and interest shall be payable in full on a date, referred to herein as the "Loan Maturity Date" which shall be the earliest of the following dates:

                  (a) The fifth anniversary date following the date of the last of the Loan Advances; or

                  (b) The second, third or fourth anniversary date following the date of the last of the Loan Advances, if Bank shall give Borrower written notice of maturity at least six months prior to any such date. Bank may give such notice in its sole discretion for any reason it deems sufficient.

2.6 PREPAYMENT. The Loan and the Note may be prepaid in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid, at any time without premium or penalty. Any partial prepayment shall be applied to principal installments of the Loan and the Note in the inverse order of their maturities. Each payment applied to the Loan before an Event of Default shall be applied first to unpaid accrued interest and then to principal. No amount of principal paid to the Bank may be reborrowed, and the Maximum Loan Amount shall be reduced, without notice to the Borrower, by the amount of any principal paid to the Bank.

2.7 COMMITMENT FEE. The Borrower shall pay the Bank a commitment fee of Fourteen Thousand Two Hundred Fifty and no/100ths Dollars ($14,250.00) (the "Loan Commitment Fee"). The Loan Commitment Fee shall be fully earned upon execution of this Agreement, and is nonrefundable. Any portion of the Loan Commitment Fee not paid before the execution of this Agreement shall be paid in full at such time.

2.8 EXPIRATION OF COMMITMENT. The Bank's commitment to lend hereunder shall expire on December 31, 1997. No further Loan Advance shall be required to be made by Bank after such date whether or not Loan Advances which total the Maximum Loan Amount have been made or requested on or before such date.


SECTION 3. COLLATERAL AND GUARANTY. To induce the Bank to enter into this Agreement and make the Loan to the Borrower, the Borrower and Guaranty agree as follows:

3.1 GUARANTY. Payment of the Loan and the Note shall be jointly and severally guaranteed by the Guarantors pursuant to the Guaranty.

3.2 COLLATERAL. The Borrower agrees that full payment of the Loan, the Note, and all future Indebtedness of the Borrower to the Bank and the performance of the Borrower's obligations under this Agreement shall be secured by the Liens in the Collateral granted under this Agreement and under the Collateral Documents, including but not limited to a Lien in the Mortgaged Property granted by the CREP pursuant to the Mortgage. The Borrower agrees to execute and deliver to the Bank all agreements, documents, financing statements, and instruments, and to take such further action, as the Bank reasonably deems necessary to vest and fully perfect and maintain the Liens in the Collateral granted under this Agreement and under the Collateral Documents.

3.3 PRIORITY. Bank shall have a first priority right of payment from Entrance Payments arising from units in the Phase III Improvements, if and to the extent there has been no default under the Trust Indenture. Bank shall otherwise have a priority equal to, and ratable with, the Bond Trustee for the benefit of holders of bonds and the Trust Indenture to share all recoveries in the Collateral PARI PASSU, as provided in the Intercreditor Agreement and the Subordination Agreement. Bank shall consent to an indemnity deed of trust junior to Bank's Liens to secure repayment of Resident Loans, with Bank's priority to be established by the Subordination Agreement.

3.4 FURTHER COLLATERAL. The Borrower and CREP hereby assign, transfer, and set over to the Bank to secure the payment of the Loan and the performance of the Borrower's obligations under this Agreement all of the Borrower's right, title, and interest in and to, and grants the Bank a Lien on and a security interest in, all amounts that might be owing from time to time by the Bank to the Borrower or CREP, including, without limitation, any balance or share belonging to it and any deposit or other account with the Bank, which Lien and security interest shall be independent of any right of setoff that the Bank may have.

SECTION 4. REPRESENTATIONS OF BORROWER AND GUARANTORS. To induce the Bank to enter into this Agreement and to make Loan Advances, the Borrower and each of the Guarantors warrant and represent that:

4.1 ORGANIZATION AND QUALIFICATION. Each of the Borrower and CREP is a general partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of LCS, LCSC and HHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Each of LCS, LCSC and HHC is duly qualified to do business as a foreign corporation and is in good standing in the State of Maryland. Each of the Partnership Agreements as furnished to the Bank is genuine, valid and complete.

4.2 AUTHORITY AND AUTHORIZATION. The Borrower has the power and authority to execute and deliver this Agreement, to obtain the borrowings provided for herein, to execute and deliver the Note in evidence of such borrowings, to execute and deliver the other Loan Documents to which the Borrower is a party and to perform its obligations hereunder and under the Note and the other Loan Documents, and all such action has been duly and validly authorized by all necessary partnership proceedings on its part. Each of the Guarantors has the power and authority to execute and deliver this Agreement and the Loan Documents to which it is a party and to perform its obligations thereunder, and all such actions have been duly and validly authorized by all necessary corporate or partnership proceedings.

4.3 EXECUTION AND BINDING EFFECT. This Agreement, the Note and the other Loan Documents to which the Borrower is a party have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with the terms hereof and thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights. The Mortgage, the Guaranty and the Environmental Indemnity Agreement and the other Loan Documents to which any of the Guarantors is a party have been duly and validly executed and delivered by the Guarantors and constitute legal, valid and binding obligations of the Guarantors, enforceable in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

4.4 AUTHORIZATION AND FILINGS. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof, except those that have been obtained and except the Completion Approvals. The Borrower has no reason to believe that the Completion Approvals will not be obtained upon completion of construction of the Project.

4.5 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or a default under the partnership agreement of the Borrower or the partnership agreement or articles of incorporation or bylaws, as the case may be, of the Guarantors, or any agreement or instrument to which the Borrower or any of the Guarantors is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, including without limitation any easement, declaration, covenant or restriction applicable to the Property, or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of the Borrower or any of the Guarantors, except those contemplated by the Loan Documents.

4.6 FINANCIAL CONDITION. The financial statements of the Borrower and CREP on a combined basis and of each other Guarantor heretofore furnished to the Bank and identified on Schedule 4.6 attached hereto were prepared in accordance with GAAP and present fairly the financial condition at the respective dates indicated therein and the results of operations and cash flows for the respective periods indicated therein of such Person. Since the dates of the most recent of such financial statements of each such Person, respectively, there has been no material adverse change in the business, operations, condition (financial or otherwise) or prospects of any of them from that reflected in such financial statements.

4.7 DEFAULTS. No Event of Default and no Unmatured Event of Default has occurred and is continuing or exists.

4.8 LITIGATION. There is no pending or, to the Borrower's or Guarantors' knowledge after due inquiry, threatened proceeding by or before any Governmental Authority against or affecting the

Borrower or any of the Guarantors, or any of their respective Subsidiaries, which if adversely decided would have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Borrower or any of the Guarantors, or on the ability of the Borrower or any of the Guarantors to perform their respective obligations under the Loan Documents or on the construction or operation of the Phase III Improvements or on the ownership and operation of the Facility or on the validity of the Mortgage or the priority of the lien thereof.

4.9 TITLE TO COLLATERAL. CREP has good and marketable title in fee simple to the Land, and the Borrower has the uncontested right to the use and occupancy of the Improvements. CREP or the Borrower has good and marketable title to all other Property, in each case free and clear of all liens claims, encumbrances and security interests except Permitted Encumbrances (as defined in Section 1.01 of the Mortgage), and the Borrower and CREP will defend such title against the claims and demands of all Persons.

4.10 COMPLIANCE WITH LAWS. The construction of the Phase III Improvements as contemplated by the Plans, the intended use of the Phase III Improvements, and the ownership, use and operation of the remainder of the Facility comply with all applicable laws and all applicable private covenants. All authorizations, certificates, permits, licenses and approvals required by any Governmental Authority for the ownership, construction, occupancy and use of the Facility will have been obtained at or before the date of each Loan Advance.

4.11 SUBDIVISION. The Land is a single parcel under applicable Laws regulating subdivision and land development and may be leased, transferred or developed by constructing the Facility (including without limitation on the Phase III Improvements) thereon without the approval of any Governmental Authority having jurisdiction to regulate or control subdivision or land development. The Land is assessed separately from all other lands for purposes of ad valorem taxation.

4.12 STREETS. All streets necessary for the full utilization of the Property for its current and intended purpose have been completed.

4.13 UTILITY SERVICES. All utility services necessary for the construction of the Phase III Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, including water supply and sanitary and storm sewer facilities, electric, telephone and cable television facilities. All utility services necessary for the operation of the Phase I and Phase

II Improvements for their current purpose are installed on the Land, including water supply and sanitary and storm sewer facilities, electric, telephone and cable television facilities.

4.14 FLOOD AREA; FILLED LAND, HAZARDOUS SUBSTANCES. The land is not in an "area of special flood hazard", as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973). No portion of the Land consists of and no portion of the Improvement is or will be located on filled in land. The Property does not contain any Hazardous Substances (other than Permitted Substances).

4.15 SURVEY AND OTHER DOCUMENTS. All surveys furnished to the Bank accurately depict the state of facts it or they purport to depict and each other document furnished to Bank is a true, correct and complete copy thereof, has not been modified or amended and is in full force and effect on the date hereof.

4.16 POWER TO CARRY ON BUSINESS. The Borrower and each Guarantor have all requisite power and authority to own and operate its respective properties and to carry on its respective business as now conducted and as presently planned to be conducted.

4.17 EFFECTIVE RESIDENCY AGREEMENTS. As of the date hereof, there are thirty-one
(31) Effective Residency Agreements for the Phase III Improvements.

4.18 CONDEMNATION, ETC. The Borrower has no knowledge of any condemnation, zoning or other land use regulation proceedings, either instituted or planned to be institute which would adversely affect the construction of the Phase III Improvements, or the current or proposed use and operation of the Facility.

4.19 BOND DOCUMENTS. Attached hereto as Schedule 4.20 is a list of all the Bond Documents, true, correct and complete copies of which have been furnished to the Bank.

4.20 RESIDENTS' LOAN DOCUMENTS. Attached hereto as Schedule 4.21 is a list of all the Residents' Loan Documents, true, correct and complete copies of which have been furnished to the Bank.

4.21 FACILITY AGREEMENTS. Attached hereto as Schedule 4.22 is a list of all contracts and agreements entered into by either the Borrower or CREP with respect to the operation and use of the Facility (other than (i) the Residency Agreements and (ii) any contract or agreement which, by its terms, is terminable on sixty (60) days (or less) notice (the "Excluded Contracts"), true, correct and complete copies of which have been furnished to the Bank. The contracts and agreements reflected on Schedule 4.22, together with the Excluded Contracts, are all of the contracts and agreements necessary or desirable for the operation and use of the Facility.

4.22 USE OF LOAN PROCEEDS. The proceeds of the Loan will be used exclusively to finance Borrower's costs related to the Phase III improvements.

4.23 NO MISREPRESENTATION. No representation or warranty contained in this Agreement or any Loan Documents and no certificate or report furnished or to be furnished by the Borrower in connection with the transactions contemplated by this Agreement or in connection with any Loan Advance contains or will contain any misstatement of material fact, or omits or will omit to state a material fact required to be stated to make the statements in this Agreement or in the certificate or report not misleading in the light of the circumstances in which they are made.

4.24 ERISA. Borrower, CREP and their ERISA Affiliates are in full compliance with ERISA as to any ERISA Plan. Neither Borrower nor any ERISA Affiliate has any unfunded liabilities in any ERISA Plan.

4.25 TAXES. The Borrower and CREP have filed or caused to be filed all tax returns required to be filed, and has paid or has made adequate provision for the payment of all taxes shown to be due and payable on those returns and in any assessments made against them. No tax Liens have been filed with respect to those taxes, and no claims are being asserted with respect to those taxes that are required by GAAP to be reflected in the Financial Statements, except as reflected in the Financial Statements. The charges, accruals, and reserves on the books of Borrower and CREP with respect to all federal, state, local, and other taxes are considered by the Borrower and CREP to be adequate. The Borrower and CREP know of no unpaid assessment that is or might be due and payable against them or any of their Property, except those that are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

4.26 FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loan will be used, directly or indirectly, for a purpose that violates any law, rule, or regulation of any

Governmental Body, including, without limitation, the provisions of Regulations G, U, or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

4.27 HAZARDOUS WASTE AND TOXIC SUBSTANCE STORAGE. To the best of the Borrower's knowledge, no hazardous waste or substance or toxic substance has been stored, used, or disposed of on the Land or in the Facility, nor has the Land been used as a landfill or a dump.

4.28 ACCURACY OF INFORMATION. All information, reports and other papers and data with respect to the Borrower, the Guarantors, the Project and the Facility furnished to the Bank are complete and correct in all material respects, to the extent necessary to give the Bank a true and accurate knowledge of the subject matter. No fact is known to the Borrower or any Guarantor which materially and adversely affects or in the future may (so far as it can foresee) materially and adversely affect the business, assets or liabilities, financial condition, results of operations, or business prospects of the Borrower or any of the Guarantors which has not been set forth in the financial statements referred to in Section 4.6 or in such information, reports, papers and data or otherwise disclosed in writing to the Bank and the Lenders. No document furnished or statement made by the Borrower or any Guarantor in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a fact material to its creditworthiness or omits to state a material fact necessary in order to make the statements contained therein not misleading.

4.29 RELIANCE BY THE BANK. All representations and warranties made herein to the Bank are made with the understanding that the Bank is relying upon the accuracy of such representations and warranties. Notwithstanding that the Bank may conduct its own investigation as to some or all of the matters covered by the representations and warranties in this Agreement and the other Loan Documents, the Bank is entitled to rely on all representations and warranties as a material inducement to the Bank to make the extensions of credit evidenced by this Agreement.

SECTION 5. CONDITIONS OF LENDING--INITIAL LOAN ADVANCE. In addition to the requirements set forth in Section 6 and Section 7, the obligation of the Bank to make the Initial Loan Advance under this Agreement is subject to the fulfillment of the following conditions precedent at least 10 days before the Closing Date:

5.1 APPROVALS. The Bank shall have received evidence satisfactory to it that all approvals and consents of all Persons required to be obtained in connection with the making of the Initial Loan Advance have been obtained and that all required notices have been given.

5.2 COMMITMENT FEE. The Bank shall have received payment of the entire unpaid balance of the Loan Commitment Fee.

5.3 AGREEMENT. The Bank shall have received and be in possession of this Agreement, duly executed by all of the parties to this Agreement.

5.4 NOTE. The Bank shall have received and be in possession of the Note, duly executed by or on behalf of the Borrower.

5.5 EFFECTIVE RESIDENCY AGREEMENTS. Borrower shall have certified to Bank in writing that it has in effect no less than twenty-five (25) Effective Residency Agreements for units within the Phase III Improvements. Such certificate shall list the Effective Residency Agreements and identify the amounts of deposits paid therewith, and shall state that deposits in an amount of at least ten percent (10%) of the Total Entrance Payment have been made for each such Residency Agreement.

5.6 OTHER LOAN DOCUMENTS. There shall have been delivered to Bank fully executed counterparts of this Agreement, the Note, the Mortgage, the Security Agreement, the Assignment of Residency Agreements, the Facility Agreements Assignment, the Escrow Assignment, the Guaranty, the Environmental Indemnity Agreement, the Subordination Agreement, the Consent and Subordination Agreement, the Intercreditor Agreement, all other Loan Documents, and financing statements sufficient to perfect all Liens created by the Mortgage, the Security Agreement and the other Loan Documents.

5.7 TITLE POLICY. Not less than ten (10) days prior to the Closing, there shall have been delivered to the Bank a preliminary report of title or title binder issued by the Title Company acceptable to the Bank pursuant to which the Title Company will issue the Title Policy, insuring the Mortgage in the Maximum Loan Amount as a first lien upon CREP's fee interest in the Mortgaged Property shared with the first lien granted pursuant to the Bond Documents, without exception for filed or unfiled mechanics' liens or claims or for matters which an accurate survey would disclose, subject only to such exceptions as may be approved in writing by the Bank and containing any endorsements required by the Bank, together with pro-forma copies of reinsurance agreements and direct access agreements with such other title insurance companies in such form as the Bank may require, and UCC financing statement searches against the Borrower and each Guarantor; and on the Closing Date, the Title Policy and original executed counterparts of such reinsurance agreements and such direct access agreements.

5.8 SURVEY. There shall have been delivered to the Bank an as-built survey or surveys of the Land certified to the Title Company and the Bank as of a date no earlier than thirty (30) days prior to the Closing Date, such certification to meet the Bank's survey certification requirements, with the signature and seal of a registered engineer or surveyor affixed thereto, showing all easements affecting the Land and other matters apparent thereon, the relation of the Land to public thoroughfares for access purposes, the location of the Phase I and Phase II Improvements and any other existing improvements on the land and the proposed location of the Phase III Improvements on the Land, and certifying that the Land is or is not, as the case may be, in a flood hazard area for purposes of the National Flood Insurance Program, together with a legal description of the Land compatible with said survey and sufficient for purposes of the Mortgage, and otherwise meeting the Lenders' standard survey requirements.

5.9 ZONING, APPROVALS AND UTILITIES. Evidence shall have been delivered to the Bank of (i) satisfactory zoning and subdivision of the Land for the construction, operation and use of the Phase I and Phase II Improvements and for the construction and proposed operation and use of the Phase III Improvements contemplated by the Plans, (ii) the issuance of all necessary permits, licenses and approvals to own, operate and occupy the Facility and to construct, operate and occupy the Phase III Improvements, other than the Completion Approvals, including without limitation permits, licenses and approvals required under federal, state and/or local laws or regulations with respect to zoning, safety, building, fire protection, environmental, health, civil rights for the disabled and similar matters, and (iii) proof of the availability to the Land of all utility and municipal services required for construction, operation, use and occupancy of the Phase III Improvements, and proof of the installation on the Land of all utility and municipal services required for the operation, use and occupancy of the Phase I and Phase II Improvements. Without limitation of the foregoing, the Bank shall have received copies of (i) the application filed by the Borrower for the Certificate of Registration, (ii) the Borrower's "Disclosure Statement" prepared for an distributed to prospective residents,
(iii) the Certificate of Registration granted by the Office on Aging of the State of Maryland (the "Department"), and (iv) all other correspondence between the Department and the Borrower to the date hereof.

5.10 APPRAISAL. The Bank shall have received an Appraisal of the Property addressed to Bank, showing an opinion of fair market value in an amount acceptable to Bank.

5.11 LIENS ON COLLATERAL. The Bank shall be satisfied that all steps necessary to vest and perfect any Lien in the Collateral have been taken and that the Liens in the Collateral are duly perfected Liens with priority over all other liens, obligations and encumbrances except as provided in the Intercreditor Agreement.

5.12 INSURANCE. The Bank shall have received evidence satisfactory to the Bank that all types of casualty and hazard insurance (including flood insurance, if required, and underground explosion and collapse hazard insurance) available with respect to the Mortgaged Property and the other Collateral (including, without limitation, materials and equipment stored on the land or elsewhere), and public liability insurance and all other insurance coverage required under the Loan Documents are in force and, insofar as casualty and hazard insurance is concerned, insure the respective interests of the Bank and the Borrower in the Mortgaged Property and the other Collateral, as such interests may appear, and that workmen's compensation insurance (with amounts and coverage as required by law) with respect to persons performing work on the construction of the Facility is in force; and all such insurance will continue in force as long as the Loan is outstanding. Such casualty and hazard insurance shall be in an amount at least as great as the replacement value of the property insured and all such insurance shall be evidenced by a certificate or certificates of insurance in form and amount acceptable to the Bank, including a notation requiring 30 days' written notice to the Bank before any policy cancellation.

5.13 CORPORATE DOCUMENTS. There shall have been delivered to the Bank such evidence of the organization, good standing, foreign qualification and corporate or partnership authorization as the Bank shall require with respect to the Borrower and each of the Guarantors.

5.14 LEGAL OPINIONS. There shall have been delivered to the Bank an opinion of one or more counsel for the Borrower and each of the Guarantors, which counsel shall be subject to the approval of the Bank, dated the Closing Date, as to (i) organization, foreign qualification and good standing, (ii) due authorization, validity and enforceability of documents, absence of conflicts with Law and documents and agreements, and absence of litigation, (iii) the sufficiency of the Loan Documents to establish the Liens provided herein, and (iv) such other matters as the Bank may reasonably request.

5.15 SOILS REPORT. There shall have been delivered to the Bank a soils report, prepared by an engineering firm acceptable to the Bank, which shall state that the soil will support the Phase III Improvements when constructed in accordance with the Plans.

5.16 ENVIRONMENTAL REPORTS. There shall have been delivered to the Bank (i) a report prepared by an independent engineering firm or environmental consultant (appropriately licensed and insured) acceptable to the Bank stating that after due investigation of the Land, there is no evidence that there is any Hazardous Substance (other than Permitted Substances), hazardous waste, toxic substance, pollutant or other contaminant contained in or under the Land and (ii) test results satisfactory to the Bank showing levels of radon gas in basement areas of the Phase I and Phase II Improvements which are to be occupied on a regular basis acceptable to the Bank.

5.17 FORM OF RESIDENCY AGREEMENT. There shall have been delivered to the Bank the standard form of Residency Agreement to be used by the Borrower.

5.18 OTHER AGREEMENTS. There shall have been delivered to the Bank certified copies of the Partnership Agreements, the Escrow Agreements, the Management Agreement, the Development Agreement, the Operating and Use Agreement, the Bond Documents, the Residents' Loan Documents, and each of the other contracts and agreements reflected on Schedule 4.22.

5.19 APPROVAL OF DOCUMENTS. The Management Agreement, the Development Agreement, the Operating and Use Agreement, the Escrow Agreements, the form of Residency Agreement, the Residents' Loan Documents, the Trust Indenture, the other Bond Documents, and each of the other contracts and agreements reflected on Schedule
4.22 shall be satisfactory in all respects to the Bank.

5.21 OTHER REQUIRED APPROVALS. Bank shall have received evidence satisfactory to Bank that the Loans and the security given therefor and the Loan Documents entered into a connection therewith have been approved by all parties from whom such approval is required under the Bond Documents and the Residents' Loan Documents.

5.22 APPROVAL OF ADMISSION FEE ESCROW AGREEMENT (PHASE III). There shall have been delivered to the Bank evidence of the approval of the Admission Fee Escrow Agreement (Phase III) by the Office of Aging of the State of Maryland.

5.23 DEPOSIT ACCOUNT. The Borrower shall have opened a deposit account at the Bank.

5.24 OTHER DOCUMENTS. The Bank shall have received all other documents, instruments, and opinions that the Bank reasonably requires to evidence and secure the Loan and the Note, to comply with the provisions of this Agreement, and to comply with the requirements of regulatory authorities to which the Bank is subject.

SECTION 6. CONDITIONS OF LENDING-ALL LOAN ADVANCES. The obligation of the Bank to make any Loan Advance under this Agreement is subject to the fulfillment of the following conditions precedent:

6.1 COMPLIANCE. On each Borrowing Date, (a) the Borrower shall be in compliance with all the terms, covenants, and conditions of the Loan Documents, (b) there shall exist no Event of Default or unmatured Event of Default, (c) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though those representations and warranties had been made on that Borrowing Date, and (d) Borrower shall have made all certifications required under Sections 5, 6, and 7.

6.2 LOAN CLOSINGS. All documents required by this Agreement to be executed or delivered by the Borrower to the Bank on or before the applicable Borrowing Date shall have been executed and delivered to the Bank at its main office in Des Moines, Iowa, and all actions required of any Person to be taken on or before the applicable Borrowing Date shall have been taken.

6.3 OTHER DOCUMENTS. The Bank shall have received such other instruments, documents, and opinions as the Bank shall reasonably require to evidence and secure the Loan and to comply with the provisions of this Agreement and the requirements of regulatory authorities to which the Bank is subject.

6.4 APPROVAL OF COUNSEL. All legal matters in connection with the making of each Loan shall be reasonably satisfactory to the Bank's legal counsel.

SECTION 7. LOAN ADVANCES. Subject to the satisfaction of all conditions precedent set forth in Sections 5 and 6 of this Agreement, Loan Advances shall be made pursuant to this Agreement as follows:

7.1 LOAN ADVANCE. The Loan shall be made in one, two or three Loan Advances at Borrower's option, with the number of Loan Advances to be selected by Borrower at the time of its request for an Initial Loan Advance. If one Loan Advance is selected, all Completion

Approvals for all units of the Phase III Improvements shall be submitted with the request for an Initial Loan Advance. If two Loan Advances are selected partial occupancy permit or permits for not fewer than 18 units of the Phase III Improvements, shall be submitted with the request for an Initial Loan Advance and all Completion Approvals for all units of the Phase III Improvements shall be submitted with the request for the Final Loan Advance. If three Loan Advances are selected a partial occupancy permit for not fewer than 12 units of the Phase III improvements shall be submitted with the Initial Loan Request, a partial occupancy permit or permits for not fewer than 24 units of the Phase III Improvements shall be submitted with the second request, and all Completion Approvals for all units of the Phase III Improvements shall be submitted with the request for a Final Advance.

7.2 REQUEST FOR LOAN ADVANCE. Each Loan Advance shall be made subject to the provisions of this Section 6.1 as follows:

         (a) Each request for Loan funds shall be signed and certified by the Borrower and shall be accompanied by the following:

         (i) Borrower's certificate that it is in compliance with all terms, covenants and conditions of the Loan Documents;

         (ii) Certified copies of the Occupancy Permits and Completion Approvals as required for each Loan Advance; and

         (iii) Borrower's certificate with supporting documents that all contracts due for labor or material have been fully paid as of the date of the certificate and that Borrower has segregated funds sufficient to complete construction of the Project.

         (b) Each request for loan funds, including all supporting documentation, must be submitted at least four days before the Borrowing Date designated in the request for loan funds.

7.2 DISBURSEMENTS. Before any default by the Borrower under this Agreement, each Loan Advance shall be made by crediting the amount thereof to the deposit account of the Borrower maintained with the Bank. Regardless of any other provision of this Agreement or any other Loan Document, the Bank may withhold a Loan Advance or discontinue the making of Loan Advances whenever the Borrower has failed to comply with any provision of any Loan Document or is in default, or if an event has occurred that with the passage of time or giving of notice would constitute a default under any Loan Document. The Mortgage, Security Agreement, Assignment of Leases and Rents, and Guaranty shall be and remain valid and binding as security for the aggregate Loan amount advanced at any time with interest thereon, whether or not the full amount of the Loan is advanced.

7.3 SATISFACTION OF CONDITIONS PRECEDENT. The Bank shall not be obligated to make a Loan Advance unless the Bank is satisfied, in its sole discretion, that the conditions precedent to the making of each such advance have been satisfied by the Borrower.

7.4 OTHER BORROWING LIMITATIONS. The Bank shall have no obligation to lend if, at the time of any requested advance, the Borrower is in default under this Agreement or under the terms of any other Loan Document. All conditions and requirements of this Agreement relating to the obligations of the Bank to make any Loan Advance (including, without limitation, the conditions set forth in Sections 5, 6 and 7 of this Agreement) are for the sole benefit of the Bank. The Bank shall have the absolute right, in its sole discretion, to waive any such condition or requirement as a condition precedent to making any Loan Advance. Any such waiver shall be in writing and may be subject to such terms and conditions as the Bank may require.

SECTION 8. COVENANTS OF BORROWER AND GUARANTORS. From the date of this Agreement until payment in full of the principal and interest on the Loan and the Note, and the payment in full of all other liabilities of the Borrower under this Agreement, the Borrower and Guarantors covenant and agree:

8.1 LEGAL EXISTENCE. Borrower and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the legal existence of Borrower and each Guarantor.

8.2 CONTROL. No change in majority control of Borrower or CREP shall occur without the Bank's prior written consent.

8.3 PHASE III IMPROVEMENTS. Borrower shall construct the Phase III improvements with diligence to completion, and shall cause the same to be completed in a good and workmanlike manner in accordance with the Plans and in compliance with all applicable laws, all applicable permits, licenses and approvals and all applicable private covenants on or before December 31, 1997, free and clear of all liens or claims of liens for materials supplied or work performed in connection therewith.

8.4 TAXES AND ASSESSMENTS. Borrower or CREP will duly pay and discharge (a) all taxes, assessments, and charges imposed upon it or upon the Mortgaged Property (except, if such taxes, assessments, or charges may be paid in installments and the Borrower is not in default under this Agreement, then the Borrower may pay such taxes, assessments, or charges in such installments, before they become delinquent), and (b) all claims for labor, materials, and supplies, which taxes, assessments, charges, and claims, if unpaid, might become a Lien or charge upon the Mortgaged Property, provided, however, that the Borrower is not required to pay such taxes, assessments, charges, or claims that it is appropriately contesting in good faith.

8.5 ADVERSE EVENTS. Borrower will promptly notify the Bank of the occurrence of an Event of Default and any event that in the exercise of reasonable business judgment might have a material adverse effect on the Borrower's or CREP's financial condition or that might have a material adverse effect on the Borrower's or CREP's ability to perform its obligations under this Agreement or under the Note or Guaranty.

8.6 FOUNDATION SURVEY. Borrower shall furnish to the Bank within forty-five (45) days after the foundations of the Phase III Improvements have been located on the land a survey certified by a registered engineer or surveyor satisfactory to the Bank, in form and scope acceptable to the Bank, showing that the foundations are located within the perimeter of the Land and any setback lines at the location shown on the Plans.

8.7 AS-BUILT PLANS AND SPECIFICATIONS, SURVEY AND CERTIFICATE OF COMPLETION. Borrower shall furnish to the Bank within forty-five (45) days after completion of construction of the Phase III Improvements (a) as-built plans and specifications for the Phase III Improvements, (b) an as-built survey of the Property showing the completed Improvements and certified by a registered engineer or surveyor satisfactory to the Bank, which survey and certification shall be in form and scope satisfactory to the Bank, and (c) the Certificate of Completion.

8.8 BORROWER FINANCIAL REPORTS. Borrower shall maintain a system of accounting based on GAAP consistently applied, and combined for Borrower and CREP, and furnish, or cause to be furnished, to the Bank:

                  (a) within one hundred five (105) days after the close of each fiscal year of the Borrower and CREP, an unqualified audit report certified by a nationally recognized accounting firm or any other independent certified public accountants reasonably acceptable to Bank, prepared in accordance with generally accepted accounting principles for the Borrower and CREP, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) a certificate of said accountants stating that, in the course of their examination necessary for their certification of such audit report, they have obtained no knowledge of any Event of Default or Unmatured Event of Default, or if, in the opinion of such accountants, any Event of Default or Unmatured Event of Default shall exist, describing the nature and status thereof and (ii) said accountants' letter to management,

                  (b) within thirty (30) days after the close of each fiscal quarter of each fiscal year, of the Borrower, unaudited balance sheets as at the close of each such quarter and profit and loss and reconciliation of surplus statements and a statement of cash flows from the previous quarter, from the previous year and from the beginning of such fiscal year to the end of such quarter, and a comparison of such figures to the budget, all certified by the Borrower's chief financial officer or treasurer,

                  (c) together with the financial statements required by clauses
         (a) and (b) of this Section 7.8, certificate signed by the Borrower's chief financial officer or treasurer stating that no Event of Default or Unmatured Event of Default exists, or if any Event of Default or Unmatured Event of Default exists, describing the nature and status thereof, and containing a computation of and showing compliance with each of the financial ratios and restrictions contained in this Section 7.

8.9 LCS FINANCIAL REPORTS. LCS shall maintain a system of accounting based on GAAP, consistently applied Consolidated with all of its Subsidiaries and shall furnish or cause to be furnished to Bank:

         (a) within one hundred five (105) days after the close of each fiscal year of LCS, an unqualified audit report certified by a nationally recognized accounting firm or any other independent certified public accountants reasonably acceptable to Bank, prepared in accordance with generally accepted accounting principles for LCS, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

                  (b) within thirty (30) days after the close of each fiscal quarter of each fiscal year, of LCS, unaudited balance sheets as at the close of each such quarter and profit and loss and reconciliation of surplus statement sand a statement of cash flows from the previous quarter, from the previous year and from the beginning of such fiscal year to the end of such quarter, and a comparison of such figures to the budget, all certified by the chief financial officer or treasurer of LCS.

8.10 FURTHER INFORMATION. The Borrower will promptly furnish to the Bank such other information with respect to the financial condition, business or operations of the Borrower and the Facility as the Bank may reasonably request from time to time.

8.11 RESIDENCY AGREEMENTS. The Borrower shall maintain at all times Effective Residency Agreements with respect to not less than twenty-five (25) of the independent living units in the Project.

8.12 COMPLIANCES WITH LAWS. The Borrower shall comply with all laws and all covenants, easements, declarations and restrictions which at any time are applicable to the Facility.

8.13 COMPLIANCE WITH OTHER AGREEMENTS. The Borrower shall comply with the terms and conditions of (i) all instruments, agreements and other documents delivered by or on behalf of the Borrower in connection with (A) the Bond Financing, including without limitation the Trust Indenture and the other Bond Documents, and (B) the Residents' Loans, including without limitation the Residency Agreements and the other Residents' Loan Documents, (ii) the Management Agreement, (iii) the Development Agreement, (iv) the Operating and Use Agreement, (v) the Escrow Agreements, and (vi) all of the other contracts and agreements reflected on Schedule 4.22.

8.14 CAPITAL REPLACEMENT RESERVE REQUIREMENT. The Borrower shall maintain at all times the reserves required pursuant to the provisions of the Capital Replacement Reserve Escrow Agreement (regardless of whether or not such agreement remain in full force and effect).

8.15 FLOOD INSURANCE. Will obtain special flood insurance to meet Federal Emergency Management Agency ("FEMA") coverage requirements in amount equal to the lesser of the amount of the Loan or the maximum insurance available under the National Flood Insurance Program, if FEMA determines that the Mortgaged Property is located in a flood hazard area.

8.16 COMPLIANCE WITH ENVIRONMENTAL LAWS. Will at all times comply with all applicable environmental, hazardous waste or substance, toxic substance, and underground storage laws and regulations, and will obtain any permits, licenses, or similar authorizations to construct, occupy, operate, or use any buildings, improvements, fixtures, or equipment forming a part of the Facility by reason of any applicable environmental, hazardous waste or substance, toxic substance, or underground storage laws or regulations; and it will not permit the Facility or any of its Property to be used to store or dispose of any hazardous waste or substance, toxic substances, or any solid wastes, except as used in the ordinary course of business and disposed of in accordance with all applicable law, and will take all steps necessary to ensure that no hazardous waste or substances, toxic substances, or solid wastes are disposed of or otherwise released on or to the Mortgaged Property.

8.17 ERISA. Borrower, CREP and their ERISA affiliates shall maintain any ERISA Plans in compliance with ERISA and shall not allow any condition to exist in connection with any ERISA Plan which might constitute grounds for the PBGC to institute proceedings to have such ERISA Plan terminated or a trustee appointed to administer such ERISA Plan, and not engage in, or permit to exist or occur, any other condition, event or transaction with respect to any ERISA Plan which could result in the incurrence by the Borrower or CREP of any material liability, fine or penalty.

8.18 DISPOSITION OF PROPERTY. Neither Borrower nor CREP shall sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise its legal or beneficial interest in the Property, or any part thereof, except the Residency Agreements and leases of space incidental to the operation of the Facility.

8.19 LIENS ON THE PROPERTY. Neither Borrower nor CREP shall at any time create, incur, assume, or suffer to exist any indebtedness secured by a mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance upon all or any part of the Property, except the Bond Financing and the Residents' Loans.

8.20 MODIFICATION OF AGREEMENTS. Without the prior written consent of the Bank, the Borrower shall not terminate or amend, modify or supplement in any respect any of the following documents: The Management Agreement, the Development Agreement, the Services Agreement, the Operating and Use Agreement, either of the Escrow Agreements, the Contracts, the form of Residency Agreement, the Residents' Loan Documents and all other documents related to the Residents' Loans, including without limitation the Residency Agreements, the Bond Documents and all other documents given to evidence, secure and support the Bond Financing, and any other contact or agreement identified on Schedule 3.22.

8.21 FEES AND EXPENSES. Will pay on demand, whether or not the Closing occurs or any Loan Advance is made, all charges for title examination, surveys, recording fees and taxes, the reasonable fees and disbursements of the Bank's legal counsel for services in connection with this Agreement and in connection with the Loan, and all other reasonable and necessary out-of-pocket expenses of the Bank relating to the matters contemplated in this Agreement. All items required to be furnished under this Agreement or under the Loan Documents shall be furnished without cost to the Bank. If further or additional appraisals or environmental studies are required by the Bank, the Borrower shall reimburse the Bank, upon demand, for the cost of the appraisals or environmental studies. The parties agree that such further appraisals will be needed only in the event of a perceived reduction in the value of the Mortgaged Property and that additional environmental studies will be needed only in the event of an environmental accident or the discovery of new evidence of pre-existing environmental problems with the Mortgaged Property.

8.22 INDEBTEDNESS. The Borrower and CREP shall not at any time create, incur, assume or suffer to exist any indebtedness except: (a) indebtedness to the Bank pursuant to this Agreement and the other Loan Documents, (b) indebtedness under the Bond Financing pursuant to the Bond Documents, (c) indebtedness to the Residents pursuant to the Residents' Loan Documents, and (d) trade debt incurred in the ordinary course of business, without the prior written consent of Bank, which Bank shall not unreasonably withhold.

8.23 COMBINED CASH FLOW COVERAGE. From and after December 31, 1998, the Combined Cash Flow Coverage of the Borrower and CREP shall not at any time be less than
1.2 to 1.0. As used herein, "Combined Cash Flow Coverage of Borrower and CREP" shall mean the ratio of Combined Cash Flow of Borrower and CREP to the Combined Coverage Amount of Borrower and CREP.

SECTION 9. EVENTS OF DEFAULT. The occurrence of any or all of the following events shall constitute an "Event of Default" under this Agreement:

         (a) The Borrower shall be in default in the payment of any interest or principal under the Note or any other payment required to be made under this Agreement, as and when due and payable, and such default shall continue for a period of more than five days after Bank shall have given Borrower notice of such non-payment.

         (b) The Borrower shall default in the observance or performance of any of the covenants, agreements, conditions, or undertakings to be performed or observed by it pursuant to the terms of this Agreement or of any other Loan Document and such default shall continue for a period of more than thirty days after Bank shall have given Borrower notice of such non-payment.

         (c) Any representation or warranty of the Borrower or any Guarantor shall prove to be false or misleading in any material adverse respect.

         (d) Any of the Guarantors shall default in the performance or observance of any covenant, agreement, or duty under any Loan Document beyond any applicable period of grace provided for therein;

         (e) Any statement of fact or certificate furnished by the Borrower under or pursuant to this Agreement or any other Loan Document proves to be false or misleading in any material adverse respect as of the date of which the facts set forth therein were stated or certified.

         (f) The Borrower or CREP shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall be adjudicated insolvent, or shall institute any proceedings seeking to adjudicate it insolvent, seeking a liquidation, or seeking an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or the Borrower shall file a petition commencing a case naming itself as debtor under the United States Bankruptcy Code; or a petition shall be filed commencing a case against the Borrower under the United States Bankruptcy Code; or any proceeding shall be instituted against the Borrower seeking liquidation of it and such proceedings shall remain undismissed or unstayed for a period of 60 days.

         (g) This Agreement or any other Loan Document or any other instrument or document to be issued under this Agreement fails to be a valid act or obligation of the Borrower or any Guarantor in accordance with its terms or ceases to be in full force and effect, or any party to a Loan Document denies it has any further liability or obligation, prospective or otherwise, under any such Loan Document.

         (h) Any change in the financial condition of the Borrower or CREP or the occurrence of any event that would have a materially adverse effect on the ability of the Borrower or CREP to repay the Note or the ability of the Borrower to fully discharge its obligations under any Loan Document.

         (i) There shall be any change in majority control of the Borrower or CREP without the prior written approval of the Bank.

         (j) Any partnership interest in the Borrower or CREP, including any interest in the profits or losses of the Borrower or CREP shall have been transferred, pledged, levied upon or encumbered.

         (k) Final judgment for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) shall be rendered against the Borrower or CREP and the same shall remain undischarged for a period of 60 days, during which execution shall not be effectively stayed.

         (l) An "Event of Default" as defined in Article IV of the Mortgage shall occur and be continuing; or

         (m) The Borrower or CREP shall fail to keep in full force and effect any permit or approval issued by any Governmental Authority with respect to the construction, occupancy, operation or use of the Facility or with respect to the matters contemplated hereby; or

         (n) The Borrower shall abandon construction of the Phase III Improvements and such abandonment shall continue for a period of ninety (90) consecutive days; or

         (o) The Phase III Improvements shall not have been completed in accordance with the Plans, on or before December 31, 1997 or the Completion Approvals shall not be obtained on or before December 31, 1997.

         (p) The Property or any part thereof shall be condemned or damaged by fire or other casualty, or any other event shall occur, in such manner as to preclude, in the Bank's sole judgment, the completion of the Phase III Improvements by December 31, 1997; or

         (q) A survey at any time shall show that the Improvements encroach upon any street, easement, right of way or adjoining property or violate any setback requirement or that any adjoining structure encroaches on the Property to an extent deemed material by the Bank; or

         (r) A default shall occur under the Bond Documents, the Residents' Loan Documents, the Management Agreement, the Development Agreement, the Operating and Use Agreement, either of the Escrow Agreements, any of the other contracts or agreements identified on Schedule 3.22; or

         (s) The Management Agreement, the Development Agreement, the Operating and Use Agreement, any of the Contracts or any of the other contracts or agreements identified on Schedule 3.22 shall be terminated.

         (t) Any action, suit, or proceeding seeking to establish or enforce liability under any federal, state, municipal, or local environmental, hazardous waste or substance, toxic substance, or underground storage law or regulation with respect to the Mortgaged Property shall be commenced against the Borrower or CREP, or any Collateral before or by any Governmental Body and the Borrower fails to diligently prosecute a defense, or a settlement is entered into or a final judgment is rendered against the Borrower or CREP or any Collateral, which settlement or judgment remains unsatisfied within a reasonable time thereafter.

SECTION 10, RIGHTS AND REMEDIES. The Bank shall have the following rights and remedies upon the occurrence of any Event of Default described in Section 9 of this Agreement:

10.1 TERMINATION OF COMMITMENTS. All obligations of the Bank to make a Loan Advance shall terminate without further notice of any kind to the Borrower.

10.2 ACCELERATION OF INDEBTEDNESS. The Bank may declare the Note and any and all other Indebtedness of the Borrower to the Bank to be forthwith due and payable, both as to principal and interest, without presentment, demand, protests or other notice of any kind, all of which are expressly waived, regardless of any contrary provision of this Agreement or the Note or any other Loan Document, agreement, document, or instrument to be issued or contemplated by this Agreement.

10.3 PROTECTION AND ENFORCEMENT OF RIGHTS. The Bank may proceed to protect and enforce its rights either by action in law or equity or by other appropriate proceedings, whether for the specific performance (to the extent permitted by applicable law and equitable principles) of any covenant or agreement contained in this Agreement, any Loan Document, any other document, agreement, or instrument to be issued or contemplated under this Agreement, any Note, or any instrument evidencing any Indebtedness of the Borrower to the Bank, or in aid of the exercise of any power granted in this Agreement, any Loan Document, any other agreement, document, or instrument to be issued or contemplated under this Agreement, any note, or any such instrument evidencing any Indebtedness of the Borrower to the Bank, and may proceed to enforce the payment of the Note and all other Indebtedness of the Borrower to the Bank and may enforce any other legal or equitable right that the Bank may have under this Agreement or under any Note, any Loan Document, or any other agreement, document, or instrument to be issued or contemplated under this Agreement or otherwise available.

SECTION 11. RIGHT OF SETOFF. Upon the occurrence of an Event of Default, the Borrower and CREP agree that the Bank shall have the right of setoff against the liabilities of the Borrower to the Bank with respect to any account or funds of the Borrower or CREP with the Bank and with respect to any other obligation of any nature from the Bank to the Borrower or CREP.

SECTION 12. MISCELLANEOUS.

12.1 WAIVERS. No delay or failure on the part of the Bank in exercising any right, power or privilege under this Agreement or under the terms and provisions of the Notes held by it shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

12.2 NOTICES. All notices, requests and consents under this Agreement shall be in writing and shall be effective when received. Any notice or other communication herein required or permitted to be given to any party may be given in writing by depositing the same in the United States mail, certified mail, postage prepaid, addressed to the party at the address set forth below:

         (a)      If to the Bank:
                  Norwest Bank Iowa,
                  National Association
                  Attention: Douglas Barclay
                  666 Walnut Street
                  Des Moines, Iowa 50309

         (b)      If to the Borrower:
                  The Chestnut Partnership
                  c/o Mullan Enterprises, Inc.
                  The Foxleigh Building
                  2330 W. Joppa Road
                  Suite 210
                  Lutherville, Maryland 21093

         (c)      If to CREP:
                  The Chestnut Real Estate Partnership
                  c/o Mullan Enterprises, Inc.
                  The Foxleigh Building
                  2330 W. Joppa Road
                  Suite 210
                  Lutherville, Maryland 21093

         (d)      If to LCS:
                  LCS Holdings, Inc.
                  800 Second Avenue
                  Des Moines, Iowa 50309
                  Attention: President

         (e)      If to LCSC:
                  Life Care Services Corporation
                  800 Second Avenue
                  Des Moines, Iowa 50309
                  Attention: President

         (f)      If to HHC:
                  Home Health Care Services Corporation
                  800 Second Avenue
                  Des Moines, Iowa 50309
                  Attention: President

or at such other address as the party may designate in a notice in writing given to the other party.

12.3 SUCCESSORS AND ASSIGNS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations, and warranties made herein and in the certificates delivered pursuant to this Agreement shall survive the making by the Bank of the loans herein contemplated and shall continue in full force and effect so long as any Indebtedness to the Bank is outstanding and unpaid. Whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises, and agreements by and on behalf of the Borrower or of the Bank that are contained in this Agreement may be assigned by the Bank and all such covenants, promises and agreements shall bind and inure to the benefit of the successors and assigns of the Bank. This Agreement may not be assigned by the Borrower.

12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.


12.5 BUSINESS DAYS. If any date specified herein shall not be a Business Day, the date shall be deemed to be the next following Business Day.

12.6 FORUM SELECTION AND CONSENT TO JURISDICTION. Any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Bank, Borrower or the Guarantors shall be brought and maintained exclusively in the courts of the state of Iowa or in the United States District Court for the Southern District of Iowa; provided however, that any suit seeking enforcement against any Collateral or other property might be brought, at the Bank's option, in the courts of any jurisdiction where that Collateral or other property might be found. The Borrower and each Guarantor hereby expressly and irrevocably submit to the jurisdiction of the courts of the state of Iowa and of the United States District Court for the Southern District of Iowa for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any judgment rendered by those courts in connection with the litigation. The Borrower and each Guarantor further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the state of Iowa. The Borrower and each Guarantor hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection that it might have or hereafter might have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower or any Guarantor has or hereafter might acquire any immunity from jurisdiction of any court or from any legal process

(whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the Borrower and each Guarantor hereby irrevocably waives the immunity in respect of its obligations under this Agreement.

12.7 WAIVER OF JURY TRIAL. The Bank, the Borrower and the Guarantors hereby knowingly, voluntarily, and intentionally waive any rights any of them might have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Bank, the Borrower or the Guarantors. Each of the parties hereto acknowledges and agrees that it or he has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it or he is a party) and that this provision is a material inducement for each party entering into this Agreement and each other Loan Document.

12.8 APPLICABLE LAW. The laws of the State of Iowa shall govern the validity, interpretation, and enforcement of this Agreement except that the law of the State of Maryland shall govern the validity, enforcement, and scope of the Liens on Collateral located in Maryland.

12.9 BROKERAGE FEES. Borrower represents and warrants that no broker was involved in procuring the Loan or in connection with this Agreement. The Bank shall not be liable in any way for the payment of any brokerage fees or commissions to any broker or other Person entitled to or claiming to be entitled to fees or commissions in connection with this Agreement or the transactions contemplated by this Agreement. The Borrower agrees to hold the Bank harmless from all claims for brokerage fees or commissions that may be made in connection with the transactions contemplated by this Agreement.

12.10 COSTS AND EXPENSES. The Borrower shall:

                  (a) Whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby; and

                  (b) pay or reimburse the Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).

12.11 ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties to this Agreement with respect to the matter stated herein. In instances where the terms of this Agreement and the terms of any other Loan Document conflict, the terms of this Agreement shall control. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, including but not limited to the Letter of Commitment dated January 24, 1997.

12.12 NO THIRD PARTY RIGHTS. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

12.13 SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

12.14 AMENDMENTS AND RELEASES. Modifications, amendments, or supplements of this Agreement and any other Loan Document shall be made upon, but only upon, the written agreement of the Bank and the Borrower.

12.15 ACKNOWLEDGMENT. The Borrower and each Guarantor hereby acknowledge receipt of a copy of each Loan Document and each other document, instrument, and agreement executed by any debtor in connection with the Indebtedness to the Bank under this Agreement.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the Borrower and CREP, LCS, LCSC, HHC and the Bank have caused this Agreement to be duly executed all as of the day and year first above written.

NORWEST BANK IOWA, NATIONAL ASSOCIATION
("BANK")


By: /s/ Douglas Barclay
    ----------------------------------
    Douglas C. Barclay, Vice President

THE CHESTNUT PARTNERSHIP ("BORROWER")
and THE CHESTNUT REAL ESTATE PARTNERSHIP
("CREP")

By: BLAKEHURST JOINT VENTURE, as a general partner of The Chestnut Partnership; and by THE CHESTNUT REAL ESTATE PARTNERSHIP as a general partner of The Chestnut Partnership, by Blakehurst Joint Venture as a general partner of The Chestnut Real Estate Partnership

         By: Chestnut Village, Inc., a general partner


         By:  /s/ Arthur V. Neis
             ---------------------------
         Title:  Treasurer
                ------------------------

THE CHESTNUT PARTNERSHIP ("BORROWER")
and THE CHESTNUT REAL ESTATE PARTNERSHIP
("CREP")

By: WEST JOPPA ROAD LIMITED PARTNERSHIP as a general partner of The Chestnut Partnership; and by THE CHESTNUT REAL ESTATE PARTNERSHIP as a general partner of The Chestnut Partnership, by West Joppa Road Limited Partnership as a general partner of The Chestnut Real Estate Partnership

         By:      Rosedale Care, Inc., a general partner

         By:  /s/ T.F. Mullan
             ---------------------------
         Title:  Thomas F. Mullan, III
                ------------------------
                 President

THE CHESTNUT PARTNERSHIP ("BORROWER")
and THE CHESTNUT REAL ESTATE PARTNERSHIP
("CREP")

By: WEST JOPPA ROAD LIMITED PARTNERSHIP as a general partner of The Chestnut Partnership; and by THE CHESTNUT REAL ESTATE PARTNERSHIP as a general partner of The Chestnut Partnership, by West Joppa Road Limited Partnership as a general partner The Chestnut Real Estate Partnership

         By:      Continental Care, Inc., a general partner

         By:  /s/ J. A. Luetkemeyer, Jr.
             ---------------------------
         Title:  President
                ------------------------

LCS HOLDINGS, INC. ("LCS ")

By:     /s/ Arthur V. Neis
    ------------------------------------
Title:  Treasurer
       ---------------------------------


LIFE CARE SERVICES CORPORATION ("LCSC")

By:     /s/ Arthur V. Neis
    ------------------------------------
Title:  Treasurer
       ---------------------------------


HOME HEALTH CARE SERVICES CORPORATION ("HHC")

By:     /s/ Arthur V. Neis
    ------------------------------------
Title:  Treasurer
       ---------------------------------

                                    EXHIBIT A


                          LEGAL DESCRIPTION OF THE LAND

         BEING KNOWN AND DESIGNATED as Lot No. 2 as shown on a plat entitled "Amended Subdivision Plat of BLAKEHURST LIFE CARE COMMUNITY " dated March 18, 1992 and recorded among the Land Records of Baltimore County in Plat Book SM No. 64, folio 34, together with those two parcels of land binding on Lot No. 2 and identified on the Plat as "Highway Widening Area No. 1 " containing 1.943 acres, more or less, and "Highway Widening Area No. 3 ", containing 0.020 acres, more or less.

         BEING the same property which by Deed dated March 23, 1992 and recorded among the Land Records of Baltimore County, Maryland in Liber SM No. 9109, folio 54, was granted and conveyed by Institute of Mission Helpers of Baltimore City to The Chestnut Real Estate Partnership.

         TOGETHER WITH the benefit of, and subject to the provisions of, that certain Agreement of Restrictions and Purchase Option dated March 23, 1992 by and between The Institute of Mission Helpers of Baltimore City and The Chestnut Real Estate Partnership as recorded among the Land Records of Baltimore County in Liber SM No. 9109, folio 141.

                                    EXHIBIT B

                                 TERM LOAN NOTE

$1,900,000.00                                                     June ___, 1997
Des Moines, Iowa

FOR VALUE RECEIVED, on the Term Loan Termination Date, and subject in any event to the principal payments required to be made prior thereto, the undersigned, THE CHESTNUT PARTNERSHIP, a Maryland general partnership (the "BORROWER"), promises to pay to the order of NORWEST BANK IOWA, NATIONAL ASSOCIATION, a national banking association (the "BANK"), the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000.00) or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Term Loan Agreement referred to below) made by the Bank to the Borrower pursuant to the Term Loan Agreement, dated as of June ___, 1997, by and among the Borrower; Bank and Guarantors named therein, (the "TERM LOAN AGREEMENT"), together with interest from the date hereof on the unpaid principal balance of such Loan payable from time to time on the dates and at the rates as are specified in the Term Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the same meaning herein as in the Term Loan Agreement.

Both principal and interest are payable without set off, counterclaim or deduction of any kind in lawful money of the United States of America at the main banking office of Bank in Des Moines, Iowa, on the dates and in the manner set forth in the Term Loan Agreement as it now exists or may be hereafter amended, as appropriate. The principal amount of the Loan made by the Bank to the Borrower, the amount of interest accrued thereon and the amount and date of each payment of principal and interest thereon shall be recorded in the Bank's records for the Borrower but the failure of the Bank to so record such information shall not relieve the Borrower of its obligation to make payment of such item when due. The Bank's records as to the aggregate unpaid principal amount of its Loan and of any and unpaid accrued interest on such Loan shall be conclusive evidence of the amount of the Borrower's obligation to the Bank in respect of such Loan, in the absence of manifest error.

This promissory note is the Note referred to in the Term Loan Agreement, and is entitled to the benefits and is subject to the terms of the Term Loan Agreement, including, without limitation, the limitation on the maximum amount of Loan available to be borrowed from the Bank. This Note is secured by the Liens granted under the Term Loan Agreement and the other Loan Documents. This Note is prepayable in the amounts and under the circumstance set forth in the Term Loan Agreement, and its maturity is subject to Acceleration upon the terms and conditions set forth therein.


If this Note is not paid when due (whether at maturity or upon Acceleration or demand), the Borrower agrees to pay all costs of collection including reasonable attorney fees and legal expenses incurred by the holder hereof.

Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

This Note is being delivered in the State of Iowa and shall be construed and enforced in accordance with the laws of the State of Iowa.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

                           THE CHESTNUT PARTNERSHIP

                           By: BLAKEHURST JOINT VENTURE, as a general partner of The Chestnut Partnership; and by THE CHESTNUT REAL ESTATE PARTNERSHIP as a general partner of The Chestnut Partnership, by Blakehurst Joint Venture as a general partner of The Chestnut Real Estate Partnership

                                   By: Chestnut Village, Inc., a general partner

                                   By:
                                       ----------------------------------------
                                       Title:
                                              ---------------------------------


                           By: WEST JOPPA ROAD LIMITED PARTNERSHIP, as a general partner of The Chestnut Partnership; and by THE CHESTNUT REAL ESTATE PARTNERSHIP as a general partner of The Chestnut Partnership, by West Joppa Road Limited Partnership as a general partner of The Chestnut Real Estate Partnership

                                   By: Rosedale Care, Inc., a general partner

                                   By:
                                       ----------------------------------------
                                       Title:
                                              ---------------------------------

                                   By: Continental Care, Inc., a general partner

                                   By:
                                       ----------------------------------------
                                       Title:
                                              ---------------------------------

                                  SCHEDULE 4.6


                          LIST OF FINANCIAL STATEMENTS

Report on Audits of Separate and Combined Financial Statements of The Chestnut Real Estate Partnership and The Chestnut Partnership for the years ended December 31, 1996, 1995 and 1994.

LCS Holdings, Inc. and Subsidiaries Consolidated Financial Statements as of March 31, 1996 and 1995 (With Independent Auditor's Report Thereon)

LCS Holdings, Inc. and Subsidiaries Consolidated Financial Statement as of December 31, 1996 (unaudited)

                                  SCHEDULE 4.20


                                 BOND DOCUMENTS

Trust Indenture, dated as of May 1, 1992, between Borrower and Bond Trustee

Indemnity Deed of Trust and Security Agreement, dated as of May 28, 1992, among CREP, as Grantor, and David D. Gordon, as Trustee (for the benefit of Bond Trustee and The Sumitomo Trust and Banking Company, Ltd. ("Sumitomo"))

Indemnity Collateral Assignment of Leases, Residency Agreements, Rents and Fees, dated as of May 28, 1992 from CREP to Bond Trustee and Sumitomo.

Collateral Assignment of Leases, Residency Agreements, Rents and Fees, dated as of May 28, 1992, from Borrower to Bond Trustee and Sumitomo

Security Agreement, dated as of May 1, 1992, among Borrower, Sumitomo and Bond Trustee

Consent and Subordination Agreement, dated as of May 28, 1992, among Borrower, Sumitomo and Bond Trustee

Guaranty Agreement, dated as of May 1, 1992, delivered by CREP to Bond Trustee

Subordination Agreement, dated as of August 2, 1993, among CREP, Borrower, Trustee, Sumitomo, Bond Trustee, John Obzud, as Trustee, and David D. Gordon, as Trustee

                                  SCHEDULE 4.21


                            RESIDENTS' LOAN DOCUMENTS

Disclosure Statement, together with the form of Residency Agreement, dated as of August 1, 1994

Residency Guaranty Agreement, dated as of August 2, 1993, between CREP and the Holders

Indemnity Deed of Trust and Security Agreement, dated as of August 2, 1993 between CREP and the Trustee

                                  SCHEDULE 4.22


                               FACILITY AGREEMENTS

All capitalized terms used herein shall have the same meanings assigned to such terms in the TERM LOAN AGREEMENT to which this Schedule is attached.

Admission Fee Escrow Agreement - Phase I dated as of July 18, 1996 between Borrower and the Escrow Agent.

Admission Fee Escrow Agreement - Phase III dated as of April 24, 1996, between Borrower and the Escrow Agent.

Architect's Agreement dated January 1, 1996, between Borrower and architect.

Capital Replacement Reserve Escrow Agreement, dated as of August 2, 1993 between the Borrower and Maryland National Bank, as Escrow Agent.

Construction Contract dated as of September 4, 1996, between the Borrower and the general contractor, as supplemented on October 30, 1996.

Development Agreement, dated June 3, 1988, between the Borrower and LCSC, as amended by Amendment to Development Agreement, dated as of December 30, 1994, October 30, 1996 and February 17, 1997 among the Borrower, LCSC, Rosedale, and Continental and with LCSD being a party to the 1996 and 1997 amendments, and as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Loan Documents.

Health Care Resident Loans Escrow Agreement dated as of July 18, 1996, between the Borrower and the Escrow Agent.

Management Agreement, dated September 28, 1990, between the Borrower and LCSC.

Operating and Use Agreement, dated as of April 1, 1992, between the Borrower and CREP.

Amended and Restated Wait List Escrow Agreement dated as of July 18, 1996, between the Borrower and Escrow Agent.